Exhibit 99.1

Sharps Technology Receives ~$100K Initial Purchase Order from Hungarian Vaccine Provider for SecureGard™ Syringes

Sharps also received an initial qualification purchase order for DisGard™ single-use Sharps Recovery System

Company transitions to revenue producing with second purchase order, bringing total recent orders to approximately $500,000 for the quarter

NEW YORK, May 6, 2025 (GLOBE NEWSWIRE) – Sharps Technology, Inc. (NASDAQ: “STSS” and “STSSW”) (“Sharps”), an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry, announces the receipt of a $100,000 purchase order from a Hungarian vaccine provider. This order supports the recently announced $400,000 SoloGard™ order, which is part of a broader $50 million agreement that was previously announced with a U.S. company and represents the first SecureGard™ order from this Hungary-based company.

“I am pleased to announce our second significant purchase order to date, bringing our total orders received for Q2 to approximately $500,000,” stated Robert Hayes, Chief Executive Officer of Sharps Technology. “These latest orders mark the first for our SecureGard and Disgard™ product lines, and we are excited to begin what we anticipate will be a long-term relationship with these customers. With this milestone, Sharps has officially transitioned into a commercial-stage company, which is a pivotal moment in our growth trajectory.”

In addition to the recent order for SecureGard, Sharps also received an initial qualification order for the DisGard Sharps Recovery System - a compact, single-use surgical sharps container designed to support safe, point-of-use disposal in operating rooms and outpatient procedures. The system plays a vital role in surgical inventory recovery by securing small sharps immediately after use, helping healthcare providers reduce loss of surgical instruments and mitigate injury risks.

Mr. Hayes concluded: “SecureGard, SoloGard, and DisGard are all manufactured at our state-of-the-art facility in Hungary, where we currently maintain inventory levels to meet ongoing and future demand. We are well-positioned to execute on our expanding pipeline of purchase agreements and remain focused on scaling production and fulfillment. We look forward to keeping our shareholders informed as we continue building momentum and delivering on our strategic vision.”

About SecureGard® Retractable Safety Syringe:

The SecureGard Retractable Safety Syringe is a single-use, sterile, disposable hypodermic syringe with a needle attached which is intended for dispensing/administering fluids in medical practice. The key safety feature, where the clinician retracts the hypodermic needle by manually locking the plunger onto the needle hub, withdrawing the plunger, pulling the needle into the barrel and breaking the plunger, virtually eliminates the accidental clinical reuse of the syringe and accidental needle stick injuries.

Advantages of SecureGard Retractable Needles:

●	Low dead space (LDS) – reduce drug wastage
●	No change in technique, requires minimal training
●	Manual retraction
●	Low-cost solution
●	Latex free
●	Breakaway plunger
●	Available in 1ml, 3ml and 5ml capacity
●	Watch a video on SecureGard: HERE
●	Visit the SecureGard website: HERE

About Sharps Technology:

Sharps Technology is an innovative medical device and pharmaceutical packaging company offering patented, best-in-class smart-safety syringe products to the healthcare industry. The Company’s product lines focus on providing ultra-low waste capabilities, that incorporate syringe technologies that use both passive and active safety features. Sharps also offers products that are designed with specialized copolymer technology to support the prefillable syringe market segment. The Company has a manufacturing facility in Hungary. For additional information, please visit www.sharpstechnology.com.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “poised” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity, and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Contact:

Holdsworth Partners

Adam Holdsworth

Phone: 917-497-9287

Email: IR@sharpstechnology.com